Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Ameriprise Financial, Inc. of our report dated February 27, 2006, with respect to the consolidated financial statements of Ameriprise Financial, Inc., included in the 2005 Annual Report to Shareholders of Ameriprise Financial, Inc.

Our audits also included the financial statement schedules of Ameriprise Financial, Inc., listed in Item 15(a). These schedules are the responsibility of Ameriprise Financial, Inc.’s management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is February 27, 2006, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the following Registration Statements:

(1)                                  Registration Statement (Form S-3 No. 333-128834) of Ameriprise Financial, Inc.,

(2)                                  Registration Statement (Form S-8 No. 333-128789) pertaining to the Ameriprise Financial 2005 Incentive Compensation Plan of Ameriprise Financial, Inc.,

(3)                                  Registration Statement (Form S-8 No. 333-127890) pertaining to the Ameriprise 401 (k) Plan of Ameriprise Financial, Inc., and

(4)                                  Registration Statement (Form S-8 No. 333-127891) pertaining to the Ameriprise Financial Deferred Equity Program for Independent Financial Advisors of Ameriprise Financial, Inc.;

of our report dated February 27, 2006, with respect to the consolidated financial statements of Ameriprise Financial, Inc. incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedules of Ameriprise Financial, Inc. included in this Annual Report (Form 10-K) of Ameriprise Financial, Inc.

/s/Ernst & Young LLP

Minneapolis, Minnesota

March 8, 2006